Exhibit 2

                                 FORM OF WARRANT

     NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

ELBIT VISION SYSTEMS LTD.

WARRANT TO PURCHASE ORDINARY SHARES

Warrant No.:
Number of Shares:  396,825
Date of Issuance: July 31, 2007 ("ISSUANCE DATE")

Elbit Vision Systems Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Elbit Ltd. the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to purchase Ordinary Shares (including all Warrants to purchase Ordinary Shares issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after the date hereof, but not after 11:59 P.M., Israel Time, on the Expiration Date (as defined below), three hundred and ninety-six thousand eight hundred and twenty-five (396,825) fully paid and nonassessable Ordinary Shares (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 12. This Warrant is issued pursuant to Section 2 of that certain Securities Purchase Agreement, dated as of June 21, 2007 (the "INITIAL ISSUANCE DATE"), among the Company and the Holder (the "SECURITIES PURCHASE AGREEMENT").

     1. EXERCISE OF WARRANT.

     a. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as EXHIBIT A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant (ii) unless the Holder is electing a "cashless" exercise, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds, which may be paid, at the sole discretion of the Holder, in U.S. Dollars or in New Israeli Shekels, at the representative exchange rate in effect on that day, and (iii) the delivery to the Company of this Warrant. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice, this Warrant and the Aggregate Exercise Price (the "EXERCISE DELIVERY DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Ordinary Shares are to be issued upon the exercise of this Warrant, but rather the number of Ordinary Shares to be issued shall be rounded up or down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.


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     b. EXERCISE PRICE. For purposes of this Warrant, "EXERCISE PRICE" means
$0.45, U.S Dollars, subject to adjustment as provided herein.

     C. CASHLESS EXERCISE. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                   X = Y [(A-B)/A]

          where:

                   X = the number of Warrant Shares to be issued to the Holder.

                   Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                   A = the average of the closing prices for the three Trading Days immediately prior to (but not including) the Exercise Date.

                   B = the Exercise Price.

     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

     "TRADING DAY" means (i) a day on which the Ordinary Shares are traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Ordinary Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Ordinary Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Ordinary Shares are not quoted on any Trading Market, a day on which the Ordinary Shares are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Ordinary Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

     2. ADJUSTMENT OF EXERCISE PRICE. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding share capital into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding share capital into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.


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


     3. RIGHTS UPON CONSOLIDATION OR MERGER. In case of any consolidation or merger to which the Company shall be a party, other than a consolidation or merger in which the Company shall be the surviving or continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the property of the Company, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of any other corporation with the Company), the Holder shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which it would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such transaction and, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in
Section 2 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant, and (iii) will, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares as shall from time to time be necessary to effect the exercise of this Warrant or any remaining part hereof.

     5. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, no holder, solely in such Person's capacity as a holder, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person's capacity as a holder of this Warrant, any of the rights of a shareholder of the Company, including any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. For the avoidance of doubt, nothing in this paragraph shall be construed as removing any rights of the Holder as the holder of a warrant of the Company, as provided by applicable law.

     6. REISSUANCE OF WARRANTS.

     a. TRANSFER OF WARRANT. If this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 6(d)), registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

     b. LOST, STOLEN OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

     c. WARRANT EXCHANGEABLE FOR MULTIPLE WARRANTS. This Warrant is exchangeable, upon the surrender hereof by the holder of this Warrant at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional Ordinary Shares shall be given.

     d. ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.


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     7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with
Section 5(g) of the Securities Purchase Agreement. The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the holder of this Warrant (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, or (B) with respect to any consolidation or merger provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

     8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

     9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to any statutes concerning choice or conflict of law. Any controversy or claim arising out of or in connection with this agreement or any breach or alleged breach hereof shall be exclusively resolved by the competent courts of Tel Aviv, Israel, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

     10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

     11. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Securities Purchase Agreement, the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     12. TRANSFER. Subject to compliance with any applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

     12. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

     "EXPIRATION DATE" means forty-eight (48) months after the Payment Date (as defined in the Securities Purchase Agreement) pursuant to which this Warrant was initially issued; provided, however, that if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

     "OPTIONS" means any rights, warrants or options to subscribe for or purchase Ordinary Shares.

     "ORDINARY SHARES" means (i) the Company's Ordinary Shares, par value NIS
1.0 per share.

     "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.


                               Page 4 of 5 pages
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     "PRINCIPAL MARKET" means NASD Over-the-Counter Bulletin Board or in the event that the Company is no longer listed with NASD Over-the-Counter Bulletin Board, the market or exchange on which the Ordinary Shares are then listed and traded, which only may be The New York Stock Exchange, Inc., the American Stock Exchange or the Nasdaq National Market.

     "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement between the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Ordinary Shares to be duly executed as of the Issuance Date set out above.

ELBIT VISION SYSTEMS LTD.


By:______________________________
Name: David Gal   Yaron Menashe
Title:   CEO           CFO

                                    EXHIBIT A
                                 EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE ORDINARY SHARES

ELBIT VISION SYSTEMS LTD.

The undersigned holder hereby exercises the right to purchase _________________ of the Ordinary Shares ("WARRANT SHARES") of Elbit Vision Systems Ltd., a company organized under the laws of the State of Israel (the "Company"), evidenced by the attached Warrant to Purchase Ordinary Shares (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "CASH EXERCISE" with respect to _________________ Warrant Shares.; or

____________ a "CASHLESS EXERCISE" with respect to _________________ Warrant Shares.

     2. Payment of Exercise Price. If using a "Cash Exercise: The holder is hereby delivering to the Company payment in the amount of $_________ or NIS _________ representing the Aggregate Exercise Price for such Warrant Shares.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

_____________________________
Name of Registered Holder

By:_________________________
Name:
Title:


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